Exhibit 10.1

PARENT STOCKHOLDER SUPPORT AGREEMENT

This PARENT STOCKHOLDER SUPPORT AGREEMENT, dated as of January 12, 2022 (this “Agreement”), is entered into by and among the stockholders listed on Exhibit A hereto (each, a “Stockholder”), Suneva Medical, Inc., a Delaware corporation (the “Company”), and Viveon Health Acquisition Corp., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, VHAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of common stock, par value $0.0001 (including shares of common stock underlying other securities), of Parent set forth on Exhibit A (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the “Stockholder Shares”); and

WHEREAS, in order to induce the Company and Parent, to enter into the Merger Agreement, each Stockholder is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Stockholder, in its capacity as a stockholder of Parent, agrees that, at the Parent Stockholder Meeting (as defined in the Merger Agreement), at any other meeting of Parent’s stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of Parent’s stockholders related to the transactions contemplated by the Merger Agreement (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of the Merger, the Merger Agreement and each of the other Parent Proposals (as defined in the Merger Agreement);

(c)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares against any other action that, to the knowledge of such Stockholder, would reasonably be expected to (x) impede, interfere with, delay, postpone or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement; and

(d)	vote (or execute and return an action by written consent), or cause to be voted at any meeting of the Parent stockholders (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of an extension of the period of time Parent is afforded under its organizational documents and the final prospectus relating to the IPO to consummate an initial business combination.

2. Restrictions on Transfer. The Stockholder agrees that it shall not sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to the Company. Parent shall not register any sale, assignment or transfer of the Stockholder Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement), and (b) such date and time as the Merger Agreement shall be terminated, in the event that, (i) any shares of Parent Stock or other equity securities of Parent are issued to the Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Stockholder, (ii) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Parent Stock or other equity securities of Parent after the date of this Agreement, or (iii) the Stockholder acquires the right to vote or share in the voting of any Parent Stock or other equity securities of Parent after the date of this Agreement (such Parent Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Parent or the Company to any Authority or to securityholders of Parent) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

6. No Redemption. Each Stockholder hereby agrees that it shall not redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Stockholder Shares.

7. Stockholder Representations: Each Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a)	such Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b)	such Stockholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c)	(i) if such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if such Stockholder is an individual, the signature on this Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

(d)	this Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e)	the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement;

(f)	there are no Actions (as defined in the Merger Agreement) pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement;

(g)	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Stockholder or, to the knowledge of such Stockholder, by Parent or Merger Sub;

(h)	such Stockholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors;

(i)	such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of such Stockholder’s obligations hereunder;

(j)	such Stockholder has good title to the Stockholder Shares opposite such Stockholder’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted such Stockholder Shares; and

(k)	the Stockholder Shares identified in Section 2 of this Agreement are the only shares of Parent Common Stock (as defined in the Merger Agreement) owned of record or beneficially owned by the Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

8. Damages; Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

9. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

10. Assignment. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Stockholder, the Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.7, Section 11.15 and Section 11.16 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to Stockholder, at the address set forth on Exhibit A.

15. Termination. This Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Stockholder, Parent or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Parent or the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Stockholder, Parent, the Company, the Stockholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may reasonably be considered within the scope of such party’s obligations hereunder, as may be necessary or desirable to effectuate the purposes hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUNEVA MEDICAL, INC.

By:
Name:
Title:

VIVEON HEALTH ACQUISITION CORP.

By:
Name:
Title:

VIVEON HEALTH, LLC (Stockholder)	LISHAN AKLOG (Stockholder)

By:
Name: [ ]
Title: [ ]

BRIAN COLE (Stockholder)	DOUG CRAFT (Stockholder)

DEMETRIOS G. LOGTHETIS (Stockholder)

Exhibit A

Stockholders

Stockholder	Number of Shares	Address for Notices
Viveon Health, LLC	4,923,250
Lishan Aklog	27,000
Brian Cole	27,000
Doug Craft	27,000
Demetrios G. Logthetis	27,000